SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant [X]

Filed by a party other than the Registrant [ ]

Check the appropriate box:

// Preliminary Proxy Statement

// Definitive Proxy Statement

/X/ Definitive Additional Materials

// Soliciting Material pursuant to Rule 14a-11(c) or Section Rule 14a-12

// Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e) (2))

T. Rowe Price Blue Chip Growth Fund, Inc. 033-49581/811-7059

T. Rowe Price Equity Funds, Inc. 333-04753/811-07639

T. Rowe Price Equity Series, Inc. 033-52161/811-07143

T. Rowe Price Exchange-Traded Funds, Inc. 333-235450/811-23494

T. Rowe Price Global Funds, Inc. 033-29697/811-5833

T. Rowe Price Growth Stock Fund, Inc. 002-10780/811-579

T. Rowe Price International Funds, Inc. 002-65539/811-2958

________________________________________________________________

(Name of Registrant as Specified in its Charter)

________________________________________________________________

(Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i) and 0-11.

1) Title of each class of securities to which transaction applies:

____________________________________________________

2) Aggregate number of securities to which transaction applies:

____________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined:

____________________________________________________

4) Proposed maximum aggregate value of transaction:

____________________________________________________

5) Total fee paid:

____________________________________________________

  [ ] Fee paid previously with preliminary materials.

____________________________________________________

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1) Amount previously paid:

____________________________________________________

2) Form, schedule, or Registration Statement no.:

____________________________________________________

3) Filing party:

____________________________________________________

4) Date filed:

___________________________________________________

Solicitation Script

T. Rowe Price Blue Chip Growth Fund

T. Rowe Price Institutional Large-Cap Core Growth Fund

Meeting Date: May 26, 2021

Toll Free Number: 866-329-8430

Inbound Greeting:

Thank you for calling Broadridge Proxy Services for T. Rowe Funds. My name is <Agent Name>. How may I assist you today?

General Outbound Greeting:

Good day, may I please speak with Mr./Ms. <full name as it appears on registration>?

Hello Mr./Ms. <Shareholder’s Last Name>. My name is <agent name> and I am a proxy voting specialist calling on behalf of T. Rowe Price Funds. Would you please confirm you have received the proxy materials for the special meeting of Shareholders scheduled for May 26, 2021?

Near Meeting Date Outbound Greeting:

Good day, may I please speak with Mr./Ms. <full name as it appears on registration>?

Hello Mr./Ms.<last name>. My name is <agent name> and I am a proxy voting specialist calling on behalf of T. Rowe Price Funds to confirm you have received the proxy materials for the special meeting of Shareholders scheduled in just a few days on May 26, 2021. Have you received proxy materials?

Adjournment Outbound Greeting:

Good day, may I please speak with Mr./Ms. <full name as it appears on registration>?

Hi Mr. /Ms. , my name is <Agent Name> and I am a proxy voting specialist calling regarding your investment in T. Rowe Price Funds. T. Rowe Price Fund’s special meeting of Shareholders has been adjourned to <date/time>. Have you received proxy materials?

Voting:

T. Rowe Price Fund’s board has recommended a vote IN FAVOR of the proposals to change the fund’s diversification status. By voting, you would be removed from further communications for this initiative. Would you like to vote along with the Board’s recommendation?

Thank you, I am recording your <for, against, abstain> vote for all of your accounts. For confirmation purposes, please state your full name.

And according to our records, you currently reside in <read street address, city, and state > is that correct? For confirmation purposes, please state your zip code.

Thank you. You will receive a confirmation of your voting instructions within 5 days [to your address on file]. If you have any questions, please contact us at this toll-free number 866-329-8430.

Your vote is important and your time is appreciated. Thank you and have a good <day, evening, night>.

If Unsure of voting or does not want to vote along with the recommendation of the Board:

Would you like me to review the proposals with you? <After review, ask them if they would like to vote now over the phone>.

If not received/Requesting material to be re-mailed:

I can resend the proxy materials to you, or I can review the proposals with you and record your vote immediately by phone. <Pause for response>

After review, ask them if they would like to vote now over the phone:

T. Rowe Price Fund’s Board recommends that you vote “FOR” the proposals to change the fund’s diversification status. By voting, you would be removed from further communications for this initiative. Would you like to vote along with the Board’s recommendation?

If they don’t want proposals reviewed:

Do you have an email address this can be sent to? <If yes, enter the email address in the notes and read it back phonetically to the shareholder.>

Thank you. You should receive the proxy materials shortly and the materials will inform you of the methods available to cast your vote.

If Not Interested:

I am sorry for the inconvenience. Your vote is very important and you can always vote via the other methods outlined in the proxy materials, which would remove you from further communications for this initiative. Thank you again, and have a wonderful day/evening.

Registered holder wants a new proxy card/or their control number <send complete contact information name, address, control #, & shares to Broadridge>:

Your control number can be found on your proxy card. I can arrange to have a new proxy card sent to you. However, I can record your voting instructions right now so that it will be represented at the upcoming meeting. Your board is recommending you vote FOR the proposals.

Beneficial holder wants a new VIF/or their control number:

Your control number can be found on your Vote Instruction Form. You can contact your broker/financial advisor and they can arrange to have a new voting instruction form sent to you. However, I can record your voting instructions right now so that it will be represented at the upcoming meeting.  Your board is recommending you vote FOR the proposal.

ANSWERING MACHINE MESSAGE:

Hello, my name is <Agent Name> and I am calling regarding T. Rowe Fund’s shareholder meeting. You should have received proxy material electronically or in the mail concerning the special meeting of Shareholders to be held on May 26, 2021, regarding the fund’s diversification status.

Your vote is very important. Please complete and mail your proxy card in the postage-paid envelope provided. To vote over the Internet, please follow the instructions provided in the proxy materials. If you have any questions, would like to vote over the telephone or need new proxy materials, call toll-free at 866-329-8430 and a proxy voting specialist will assist you. Specialists are available Monday through Friday, 9AM to 10PM eastern time. Voting takes just a few moments and will benefit all Shareholders. Thank you for your prompt attention to this matter.

AUTOMATED ANSWERING MACHINE MESSAGE:

Hello, this is the Broadridge Proxy Services Center calling with an important message on behalf of T. Rowe Price Funds. You should have received proxy material electronically or in the mail concerning the special meeting of Shareholders to be held on May 26, 2021, regarding the fund’s diversification status.

Your vote is very important. Please complete and mail your proxy card in the postage-paid envelope provided. To vote over the Internet please follow the instructions provided in the proxy materials. If you have any questions, would like to vote over the telephone, or need new proxy materials, call toll-free at 866-329-8430 and a proxy voting specialist will assist you. Specialists are available Monday through Friday, 9AM to 10PM eastern time. Voting takes just a few moments and will benefit all Shareholders. Thank you for your prompt attention to this matter.

INBOUND - CLOSED RECORDING:

Thank you for calling the Broadridge Proxy Services Center. Our offices are now closed. Please call us back during our normal business hours which are Monday through Friday, 9AM to 10PM eastern time. Thank you.

INBOUND - CALL IN QUEUE MESSAGE:

Thank you for calling the Broadridge Proxy Services Center. Our proxy specialists are currently assisting other shareholders. Your call is important to us. Please continue to hold and your call will be answered in the order in which it was received.

END OF CAMPAIGN MESSAGE:

Thank you for calling the Broadridge Proxy Services Center. The Shareholder meeting has been held and as a result, this toll free number is no longer in service for proxy related calls. If you have questions about your investment, please contact your Financial Advisor or the fund company directly. Thank you and have a nice day.

T. Rowe Price

Special Meeting of Shareholders

Record Date: February 26, 2021	Mail Date: March 15, 2021

Meeting Info

Wednesday May 26, 2021, at 10:00 a.m., eastern time

The Meeting will be virtually held via live webcast.

www.meetingcenter.io/265494562

16-digit control number needed to access the meeting.

Password to enter the meeting: TRPD2021

Inbound: 866-329-8430	Company: 800-698-8790

Funds
T. Rowe Price Blue Chip Growth Fund
T. Rowe Price Blue Chip Growth Portfolio
T. Rowe Price Blue Chip Growth ETF
T. Rowe Price Institutional Large-Cap Core Growth Fund
T. Rowe Price Growth Stock Fund
T. Rowe Price Growth Stock ETF
T. Rowe Price Emerging Markets Stock Fund
T. Rowe Price Institutional Emerging Markets Equity Fund

Proposals

1. Reclassify the diversification status of each of the T. Rowe Price Blue Chip Growth Fund, T. Rowe Price Blue Chip Growth Portfolio, T. Rowe Price Blue Chip Growth ETF, T. Rowe Price Institutional Large-Cap Core Growth Fund, T. Rowe Price Growth Stock Fund, T. Rowe Price Growth Stock ETF, T. Rowe Price Emerging Markets Stock Fund, and T. Rowe Price Institutional Emerging Markets Equity Fund from diversified to nondiversified and eliminate a related fundamental policy (to be voted on separately by each Fund’s shareholders).

2. To transact such other business as may properly come before the shareholder meeting and any adjournments or postponements thereof.

The Board recommends that you vote IN FAVOR of the proposals

PROPOSAL 1

Section 5(b) of the 1940 Act requires funds to be classified as either diversified or nondiversified, and a fund’s status as diversified is considered a fundamental policy. Diversified funds are subject to the above restrictions and nondiversified funds are not. As a result, a nondiversified fund is permitted to hold a greater percentage of its assets in the securities of a single issuer. Under the 1940 Act, a nondiversified fund is permitted to operate as a diversified fund, but a diversified fund cannot become nondiversified unless shareholders approve the change. Under applicable SEC guidance, if a nondiversified fund operates for more than three years as diversified, it is considered diversified for SEC diversification purposes, which would then require T. Rowe Price to present the change to the Board and shareholders for approval if it wanted to switch back to nondiversified. The primary benchmark of each of the T. Rowe Price Blue Chip Growth Fund, T. Rowe Price Blue Chip Growth Portfolio, T. Rowe Price Blue Chip Growth ETF, T. Rowe Price Institutional Large-Cap Core Growth Fund, T. Rowe Price Growth Stock Fund, and T. Rowe Price Growth Stock ETF (the “Growth Funds”) is the S&P 500 Index.

As a diversified fund, each Fund is limited in its ownership of securities of any single issuer. If approved, the Funds would be permitted to invest a larger percentage of their assets in a smaller number of issuers. The nondiversified status will give each Fund’s investment team increased flexibility to invest a greater percentage of the Fund’s assets in fewer issuers or any one issuer. We believe reclassifying the Funds as nondiversified is in the best interests of the Funds and their shareholders because it provides the Funds’ portfolio managers with increased investment flexibility and potential for better investment performance.

Q&A

1. What did the Boards consider in recommending that shareholders approve the proposal for each Fund?

The Boards considered T. Rowe Price’s recommendation to change the status of each Fund to nondiversified under the Investment Company Act of 1940 (the “1940 Act”) and to eliminate a related fundamental policy. The Boards considered all relevant factors, including the potential impact of the proposal on the Funds and their risk profiles. Following consideration of these matters, the Boards unanimously approved the proposed change to reclassify each Fund as nondiversified and to eliminate a related fundamental policy. It is anticipated that, if this proposal is approved by shareholders, then the Funds’ diversification status will change and the related fundamental policy will be eliminated.

2. What’s the difference between diversified funds and nondiversified funds?

Under the 1940 Act, a mutual fund is designated as diversified or nondiversified, which governs its ownership of securities of issuers. Each Fund is currently designated as a diversified fund and therefore must operate in compliance with the 1940 Act diversification requirements. As a diversified fund, each Fund is limited in its ownership of securities of any single issuer. If the proposal is approved, the Funds would be permitted to invest a larger percentage of their assets in a smaller number of issuers. The nondiversified status will give each Fund’s investment team increased flexibility to invest a greater percentage of the Fund’s assets in fewer issuers or any one issuer. We believe reclassifying the Funds as nondiversified is in the best interests of the Funds and their shareholders because it provides the Funds’ portfolio managers with increased investment flexibility and potential for better investment performance.

3. Are there other diversification requirements that will still apply to each Fund if it becomes nondiversified under the 1940 Act?

Yes, if the proposal is approved, each Fund would continue to be subject to diversification tests under Subchapter M of the Internal Revenue Code that apply to regulated investment companies. To qualify, among other requirements, each Fund must limit its investment so that, at the close of each quarter of the taxable year, (1) not more than 25% of the Fund’s total assets will be invested in the securities of a single issuer, and (2) with respect to 50% of its total assets, not more than 5% of its total assets will be invested in the securities of a single issuer and the Fund will not own more than 10% of the outstanding voting securities of a single issuer.

4. Will this change make the funds riskier?

We do not expect to make any substantial changes to the way each fund is currently managed when these funds move to “undiversified” and therefore we do not believe there will be any significant changes to the risk profile of these funds. Upon shareholder approval, each Fund will disclose a nondiversification risk. A nondiversified fund is permitted to hold a greater percentage of its assets in the securities of a smaller number of issuers than a diversified fund, which exposes the fund to greater risk that poor performance by a single issuer could adversely affect fund performance more than if the fund were invested in a large number of issuers. However, we are mainly pursuing this change to give our portfolio managers more flexibility to make adjustments in positions that have increased in size due to market appreciation, not because we desire to make the funds significantly more concentrated in a smaller number of securities.

In addition, we have a number of measures in place to help ensure that risk—specifically concentration risk—is managed. Specifically:

• These funds are not able to invest more than 25% of the portfolio in any one industry at the time of purchase.

• The funds cannot make purchases in securities that are greater than 5%, if the sum of all of those securities are greater than 50% of the portfolio.

• The funds are not permitted to hold more than 10% of the outstanding voting securities of a single issuer.

We actively monitor risk in all of our portfolios utilizing a number of internal and external tools, and this will continue to be an important factor in the management of these funds. We remain committed to building diversified portfolios of high-quality, growth-oriented companies for our clients.